UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities and Exchange Act of 1934

Date of Report (Date of earliest event reported):	August 9, 2005

 ROCK OF AGES CORPORATION
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-29464 (Commission File Number)	03-0153200 (I.R.S. Employer Identification Number)

 772 Graniteville Road, Graniteville Vermont   05654
(Address of principal executive offices)       (Zip Code)

 (802) 476-3121
(Registrant's telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

  ROCK OF AGES CORPORATION

FORM 8-K

Item 1.01	Entry into a Material Definitive Agreement

On August 10, 2005, the Company signed a letter from its lenders, the CIT Group, Business Credit and Chittenden Trust Company (the "Waiver Letter"), pursuant to which CIT and Chittenden waived compliance with certain financial covenants contained in the Financing Agreement dated December 17, 1997, as amended, and modified those covenants for 2005 and 2006. In relevant part, the Waiver Letter amends the Minimum Operating Cash Flow Ratio (as that term is defined in the Financing Agreement) for the second, third and fourth quarters of 2005, and for all of 2006. The Company will pay an additional 0.25% interest on the credit facility until it can show that it has maintained an Operating Cash Flow Ratio in the four fiscal quarters ending December 31, 2006 of 1.25 to 1.00. The foregoing description of the Waiver Letter is qualified in its entirety by reference to the Waiver Letter attached hereto as Exhibit 10.1 and incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits

	Exhibit Number	Description

	10.1	Waiver letter dated August 9, 2005

 ROCK OF AGES CORPORATION

FORM 8-K

     Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ROCK OF AGES CORPORATION

Dated: August 11, 2005	By: /s/Michael Tule Michael B. Tule Senior Vice President/General Counsel

Exhibit Index

Number	Description

10.1	Waiver letter dated August 9, 2005